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                                                                    EXHIBIT 99.1


NEWSRELEASE                                 [WILLIAMS ENERGY PARTNERS L.P. LOGO]


NYSE: WEG




DATE:       May 14, 2002

CONTACT:    Kelly Swan                         Paula Farrell
            Media Relations                    Investor Relations
            (918) 573-6932                     (918) 573-9233
            KELLY.SWAN@WILLIAMS.COM            paula.farrell@williams.com


            WILLIAMS ENERGY PARTNERS BOARD ELECTS CHAIRMAN, OFFICERS

         TULSA, Okla. - The board of directors for the general partner of Williams Energy Partners L.P. (NYSE:WEG) has elected Phil Wright as chairman of the board and Don Wellendorf as president and chief executive officer.

         Wright succeeds Steve Malcolm as chairman of the board. Wellendorf succeeds Malcolm as CEO and Wright as president. Malcolm will retain his seat on the board of directors.

         In related moves, the board elected Mike Mears as vice president, transportation, and Rick Olson as vice president, pipeline operations.

         Wright, 46, also has served as president and CEO of Williams' (NYSE:WMB) energy services unit since September 2001. Since joining Williams in 1989 after 13 years with Conoco, Inc., Wright has served in a number of energy-related positions. In 1996, he was promoted to senior vice president of enterprise development and planning for the energy services business.

         In January 2001, Wright assumed the additional responsibilities of president and chief operating officer of the general partner of Williams Energy Partners. Wright earned a bachelor's degree in civil engineering from Oklahoma State University.

         Wellendorf, 49, served as the original senior vice president, chief financial officer and treasurer when the partnership launched its initial public offering in February 2001. Wellendorf will continue to serve as chief financial officer and treasurer for the partnership until a successor is named.



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         A 15-year MAPCO Inc. employee, Wellendorf transitioned to Williams'
energy services unit as vice president of strategic development and planning in 1998 as a result of the company's merger with Williams that year. During his MAPCO tenure, Wellendorf served as vice president and treasurer, corporate controller and in various accounting positions. He earned a bachelor's of science degree from Oklahoma State University.

           Mears, 39, joined Williams in 1985 where he has served in various leadership, engineering, project analysis and operations control positions for Williams Pipe Line, recently acquired from Williams by the partnership. In 1996 he became vice president, petroleum development of Williams' energy services unit and in 1998 became vice president of transportation and terminals for Williams Pipe Line. Mears earned a bachelor's degree in chemical and petroleum refining engineering from the Colorado School of Mines.

           Olson, 44, is a 21-year operations veteran of Williams Pipe Line, most recently serving as vice president of Midcontinent operations for Williams' energy services unit since 1996. He was vice president of operations and terminal marketing for Williams Pipe Line from 1996 to 1998 and served in various leadership and operations positions at Williams Pipe Line from 1981 to 1996. Olson received a master's degree in economics from Bowling Green State University.

ABOUT WILLIAMS ENERGY PARTNERS L.P. (NYSE: WEG)

Williams Energy Partners L.P. was formed to own, operate and acquire a diversified portfolio of energy assets. The partnership is engaged principally in the transportation, storage and distribution of refined petroleum products and ammonia. The general partner of Williams Energy Partners is a unit of Williams, which specializes in




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a broad array of energy-related services, including energy marketing and trading and natural gas pipeline transportation.

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Portions of this document may constitute "forward-looking statements" as defined by federal law. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Examples of such uncertainties and risk factors include, but are not limited to, changes in the price for crude oil, changes in demand for refined petroleum products, adverse developments affecting our ammonia pipeline customers, changes in federal government policies affecting farm subsidies, changes to cost estimates relating to specific acquisitions, changes in economic and industry conditions and changes in regulatory requirements (including changes in environmental requirements). These and other factors are set forth in the Partnership's Form 10-K for the year 2001 filed with the Securities and Exchange Commission.